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                                                                     Exhibit 16


January 14, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read Item 4 of Ark Restaurants Corp.'s Form 8-K dated January 15, 2004, and we agree with the statements made therein.

Yours truly,

/Deloitte & Touche LLP/